Exhibit 99.(d)(ee)(4)
AMENDMENT NO. 3 TO
PORTFOLIO MANAGEMENT AGREEMENT
          THIS AMENDMENT effective as of this 1st day of November 2013 is made to the Portfolio Management Agreement (the “Agreement”) made the 1st day of May 2009, by and among UBS Global Asset Management (Americas) Inc., a Delaware Corporation (“Portfolio Manager”), Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Select Fund, a Massachusetts Business Trust (“Fund”). The Agreement is hereby amended as set forth below (together, the “Amendment”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.
          WHEREAS, Investment Adviser, Portfolio Manager and Fund are parties to the Agreement;
          WHEREAS, the parties mutually desire to amend the Agreement as set forth herein;
          NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:
          1.          In Section 1, titled “Appointment,” the first sentence is replaced with the following – “The Fund and the Investment Adviser hereby appoint Portfolio Manager to provide investment advisory services to the portfolios of the Fund or a designated portion of a portfolio (“Segment”) listed on Exhibit A attached hereto (individually, a “Portfolio” and together, the “Portfolios”) for the periods and on the terms set forth in this Agreement. Unless otherwise specified herein, reference to a “Portfolio” shall include the Segment.”
          2.          All references in Exhibit A to the “Currency Strategies Portfolio” of the Fund are replaced with “Segment of the Currency Strategies Portfolio.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: VP, Fund Advisor Operations		Title: VP & Assistant Secretary

UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC.

By:	/s/ Michael J. Calhoun	By:	/s/ Emily Kenna

	Name: Michael J. Calhoun		Name: Emily Kenna
	Title: Executive Director		Title: Director

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Vice President		Title: VP & Assistant Secretary

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